EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-181762, 333-171639, 333-159078, 333-133598, 333-107286, 333-35343, 333-33997, 333-71053, 333-52474, 333-90960, 333-126710, and 333-114140) and Form S-8 (Nos. 333-168465, 333-160317, 333-152774, 333-136370, 333-122491, 333-114465, 333-52482, 333-72531, 333-59305, 333-42161, and 333-07959) of Endologix, Inc of our report dated March 6, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
Orange County, California
March 14, 2013